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                                                                    EXHIBIT 23.2

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Evergreen Healthcare, Inc.:

We consent to the inclusion of our report dated August 17, 1995, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, which report appears in the Form 10-K of GranCare, Inc. dated as of May 8, 1997.


Indianapolis, Indiana
May 8, 1997